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                                                                   EXHIBIT 11(a)

To Goldman Sachs Equity Portfolios, Inc.:

As independent public accountant, we hereby consent to all references to our firm included in or made a part of Post-Effective Amendment No. 20 to Registration Statement File No. 33-33316 and Amendment No. 22 to Registration No. 811-6036.


                                                /s/ Anderson Andersen LLP

                                                Arthur Andersen LLP



Boston, Massachusetts
February 28, 1996